EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

PDI, Inc.
Parsippany, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-61231, 333-60512, 333-123312, 333-177969, and 333-201070) of PDI, Inc. of our report dated March 5, 2015, relating to the consolidated financial statements and financial statement schedule, which appear in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.

/s/BDO USA, LLP

Woodbridge, New Jersey
March 5, 2015